UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 28, 2004


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



                                     Nevada
         (State or other jurisdiction of incorporation or organization)


                 000-32829                                   88-0470235
         (Commission File Number)              (IRS Employer Identification No.)

    1802 N. Carson St., No. 212-2705,
        Carson City, Nevada                                    89701
  (principal executive offices)                             (Zip Code)

                                 (775) 887-0670
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition  or  Disposition  of  Assets.

     THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

     On June 28, 2004 the Registrant completed the purchase of the office complex located at 2585 Pio Pico Drive in Carlsbad, California, for the purchase price of $ 1,400,000.00. The Registrant purchased the property from Transnix Enterprises Corporation.

     The Registrant used its working capital, along with a promissory note in the amount of $980,000.00 to pay the purchase price for the office complex. The note  is  secured  by  a  Deed  of  Trust  on  the  office  complex.

     The Carlsbad property added approximately $400,000.00 in net assets to the Registrant's balance sheet. In addition, the property will serve as a source of revenues. The Registrant plans extensive renovation of the lower portion of the property and will be moving its entire real estate, mortgage and home loan and properties groups to the facility.

Item 7.  Financial  Statements  and  Exhibits.

         (a)  Financial  Statements.
              ----------------------

         None.

         (b)  Exhibits.
              --------

         None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 12, 2004
                                              PALOMAR  ENTERPRISES,  INC.


                                              By /s/Steven  Bonenberger
                                                 ----------------------
                                                 Steven  Bonenberger,  President


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